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                                                                    Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

NAME                                               JURISDICTION OF INCORPORATION
----                                               -----------------------------
Brocade Communications Systems Proprietary Ltd.    Australia
Brocade Communications Systems FSC Inc.            Barbados
Brocade Communications Canada Corp.                Canada
Brocade Communications Systems China HK Ltd.       China
Brocade Communications Denmark ApS                 Denmark
Brocade Communications France SAS                  France
Brocade Communications GmbH                        Germany
Brocade Communications Systems HK Ltd.             Hong Kong
Brocade Communications Italy SrL                   Italy
Brocade Communications Systems K.K.                Japan
Brocade Korea Ltd.                                 Korea
Brocade Communications Luxembourg SarL             Luxembourg
Brocade Communications Systems Netherlands B.V.    The Netherlands
Brocade Communications Singapore Pte. Ltd.         Singapore
Brocade Communications Spain, S.L.                 Spain
Brocade Communications Switzerland SarL            Switzerland
Brocade Communications Systems Taiwan Ltd.         Taiwan
Brocade Communications Systems UK Ltd.             United Kingdom
Brocade Communications Systems Belgium S.P.R.L.    Belgium